Exhibit 99.1

3750 Torrey View Ct

San Diego, CA 92130

www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola	Investors:	Carol Cox
	(858) 617-1203		(858) 617-2020
	jim.mazzola@carefusion.com		carol.cox@carefusion.com

CAREFUSION REPORTS FIRST QUARTER FISCAL 2012 RESULTS

•	Revenue increased 4 percent to $844 million, driven by Dispensing Technologies and Infusion Systems sales

•

GAAP income from continuing operations increased 86 percent to $67 million, or $0.30 per diluted share; adjusted income from continuing operations increased 19 percent to $76 million, or $0.33 per diluted share

•	Reiterated fiscal 2012 adjusted diluted earnings per share (EPS) guidance range of $1.80 to $1.90; revenue growth of 3 to 5 percent over fiscal 2011 on a constant currency basis

SAN DIEGO, November 7, 2011 – CareFusion today reported results for the quarter ended Sept. 30, 2011.

“Our revenue and adjusted earnings per share growth for the quarter was driven by increased sales in our Dispensing Technologies and Infusion Systems businesses and the benefit from a lower tax rate,” said Kieran Gallahue, chairman and CEO. “During the quarter, we transitioned from our stand-up phase to our foundation building stage, and made progress in our efforts to simplify how we do business and invest in areas to help expand margins and accelerate our top line growth.

Today, we are reaffirming our full-year adjusted diluted earnings per share guidance for fiscal 2012 of $1.80 to $1.90 and revenue growth of 3 to 5 percent over fiscal 2011 on a constant currency basis.”

CareFusion’s reported results compare to the quarter ended Sept. 30, 2010.

First Quarter Results

Revenue for the first quarter of fiscal 2012 increased 4 percent to $844 million on a reported basis and 3 percent on a constant currency basis, driven primarily by increased sales in the Dispensing Technologies and Infusion Systems businesses. Operating income was $108 million and income from continuing operations was $67 million, or $0.30 per diluted share. Excluding nonrecurring items, adjusted operating income increased $1 million to $119 million and adjusted income from continuing operations increased $12 million to $76 million, or $0.33 per diluted share. The adjusted tax rate for the quarter was 19.8 percent, primarily driven by a discrete onetime $5 million United Kingdom tax refund related to pre-spinoff periods from Cardinal Health.

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CareFusion’s financial results were negatively impacted during the quarter by an increase in recall reserves in the company’s Medical Systems segment. The company recorded a $12 million charge, or approximately $0.04 per share, the majority of which is related to expenses incurred and future expected costs associated with voluntary field corrections for a portion of its installed base of AVEA® ventilators. While the company is in the process of remediating the affected ventilators, it continues to manufacture and sell its AVEA ventilator products.

Operating expenses, including selling, general and administrative (SG&A), research and development (R&D) and restructuring and acquisition integration charges totaled $319 million, or 38 percent of total revenue. Excluding $11 million of nonrecurring items, adjusted operating expenses totaled $308 million, or 36 percent of total revenue. Adjusted SG&A expenses were $269 million and R&D investments totaled $39 million.

New Reporting Segments

In July 2011, the company realigned its businesses under two new global operating segments named Medical Systems and Procedural Solutions. Beginning with the first quarter of fiscal 2012, the company also made a determination to realign its reportable segments with the new operating segments. Accordingly, the company is reporting results under these two segments, which are replacing the Critical Care Technologies and Medical Technologies and Services segments under which the company had previously reported. The Medical Systems segment includes the company’s Dispensing Technologies, Infusion Systems and Respiratory Technologies business lines. The Procedural Solutions segment includes the company’s Infection Prevention, Medical Specialties and Specialty Disposables business lines. The company has separately provided summary historical financial data for the new reportable segments in a report on Form 8-K filed with the Securities and Exchange Commission on Nov. 2, 2011.

Medical Systems

Revenue for the Medical Systems segment increased 9 percent on a reported basis to $509 million, or 7 percent on a constant currency basis, driven by Dispensing Technologies and Infusion Systems sales. Sales in the company’s Dispensing Technologies business increased organically and due to the August 2011 acquisition of Rowa, a Germany-based company specializing in robotic medication storage and retrieval systems for retail and hospital pharmacies. Sales of Infusion Systems increased as a result of core business growth primarily in the dedicated disposable product volumes. These increases were partially offset by a decrease in Respiratory Technologies sales, primarily due to lower sales of ventilators in Western Europe. Segment profit increased 29 percent to $88 million, and adjusted segment profit increased 6 percent to $95 million, both of which were negatively impacted by the $12 million increase in the company’s recall reserves.

Procedural Solutions

Revenue for the Procedural Solutions segment decreased 2 percent on a reported basis to $335 million, or 4 percent on a constant currency basis, driven by the loss of sales from divesting the company’s OnSite Services business in March 2011. This decrease was partially offset by an increase in sales in the company’s Infection Prevention business. Net of the OnSite Services business divestiture, segment revenues grew 1 percent in the first quarter compared to the prior year period. Segment profit increased 82 percent to $20 million due to margin expansion and strong expense controls, and adjusted segment profit decreased 14 percent to $24 million, primarily driven by the divestiture of the OnSite Services business.

Fiscal 2012 Outlook

CareFusion is reiterating financial guidance for the fiscal year ending June 30, 2012. The company continues to expect fiscal 2012 revenues to grow 3 to 5 percent on a constant currency basis compared to fiscal 2011 revenue of $3.53 billion and for adjusted diluted earnings per share to be in

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the range of $1.80 to $1.90. The guidance is based on an assumed diluted weighted average outstanding share count of approximately 226 million.

Conference Call

CareFusion will host a conference call today at 2 p.m. PST (5 p.m. EST) to discuss earnings results for the first quarter ended Sept. 30, 2011.

To access the call and corresponding slide presentation, visit the Investors page at www.carefusion.com. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

Investors and other interested parties may also access the call by dialing (800) 901-5213 within the U.S. or (617) 786-2962 from outside the U.S., and use the access code 61573117. A replay of the conference call will be available from 5 p.m. PST (8 p.m. EST) on Nov. 7 through 8:59 p.m. PST (11:59 p.m. EST) on Nov. 14 and can be accessed by dialing (888) 286-8010 in the U.S. or (617) 801-6888 Internationally and using the access code 14995413.

About CareFusion

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops market-leading technologies including Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, AVEA®, AirLife™ and LTV® series ventilation and respiratory products, ChloraPrep® skin prep products, MedMined™ services for data mining surveillance, Nicolet™ neurological monitoring and diagnostic products, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs more than 14,000 people across its global operations. More information may be found at www.carefusion.com.

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Use of Non-GAAP Financial Measures by CareFusion Corporation

This CareFusion news release presents non-GAAP financial measures that exclude certain amounts, as follows: “adjusted operating expenses”, “adjusted SG&A expenses” and “adjusted operating income”, which exclude nonrecurring items primarily related to the spinoff and nonrecurring restructuring and acquisition integration charges; “adjusted income from continuing operations”, “adjusted diluted earnings per share from continuing operations” and “adjusted tax rate”, which exclude nonrecurring items primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges and nonrecurring tax items; and “adjusted segment profit”, which excludes nonrecurring items primarily related to the spinoff and nonrecurring restructuring and acquisition integration charges.

The most directly comparable measure for these non-GAAP financial measures are operating expenses, SG&A expenses, operating income, income from continuing operations, diluted earnings per share from continuing operations, tax rate, and segment profit (the most comparable GAAP measures). The company has included below unaudited adjusted financial information for the quarters ended Sept. 30, 2011 and 2010, which includes a reconciliation of GAAP to non-GAAP financial measures.

In addition, CareFusion presents the non-GAAP financial measure “adjusted diluted earnings per share” on a forward-looking basis. The most directly comparable forward-looking GAAP measure for the company is diluted earnings per share. CareFusion is unable to provide a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable

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forward-looking GAAP measure, because the company cannot reliably forecast restructuring and acquisition integration costs, and other nonrecurring costs. Please note that the unavailable reconciling items could significantly impact CareFusion’s future financial results. A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding CareFusion’s financial condition and results of operations is included as Exhibit 99.3 to CareFusion’s report on Form 8-K filed with the Securities and Exchange Commission on Nov. 7, 2011.

Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; current economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to realize any benefit from our cost reduction and restructuring efforts and our profitability may be hurt or our business otherwise might be adversely affected; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; we are currently operating under an amended consent decree with the FDA and our failure to comply with the requirements of the amended consent decree may have an adverse effect on our business; and our success depends on our key personnel, and the loss of key personnel or the transition of key personnel, including our chief executive officer, could disrupt our business. The CareFusion news release and the information contained herein reflect management’s views as of Nov. 7, 2011. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CAREFUSION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended September 30,
(in millions, except per share amounts)	2011	2010
Revenue	$844	$811
Cost of Products Sold	417	398

Gross Margin	427	413

Selling, General and Administrative Expenses	273	272
Research and Development Expenses	39	40
Restructuring and Acquisition Integration Charges	7	22

Operating Income	108	79

Interest Expense and Other, Net	25	23

Income Before Income Tax	83	56
Provision for Income Tax	16	20

Income from Continuing Operations	67	36
Income from Discontinued Operations, Net of Tax	—	2

Net Income	$67	$38

Per Share Amounts: [1]

Basic Earnings per Common Share:
Continuing Operations	$0.30	$0.17
Discontinued Operations	$—	$0.01
Basic Earnings per Common Share	$0.30	$0.17

Diluted Earnings per Common Share:
Continuing Operations	$0.30	$0.17
Discontinued Operations	$—	$0.01
Diluted Earnings per Common Share	$0.30	$0.17

Weighted-Average Number of Common Shares Outstanding:
Basic	223.8	222.1
Diluted	226.3	223.9

[1]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended September 30, 2011
(in millions, except per share amounts)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Revenue [3]	$844	$—	$844
Cost of Products Sold	417	—	417

Gross Margin	427	—	427

Selling, General and Administrative Expenses	273	(4)	269
Research and Development Expenses	39	—	39
Restructuring and Acquisition Integration Charges	7	(7)	—

Operating Income	108	11	119

Interest Expense and Other, Net	25	—	25

Income Before Income Tax	83	11	94
Provision for Income Tax	16	2	18

Net Income	$67	$9	$76

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.30	$0.04	$0.34
Diluted Earnings per Common Share	$0.30	$0.04	$0.33

Weighted-Average Number of Common Shares Outstanding:
Basic	223.8	223.8	223.8
Diluted	226.3	226.3	226.3

Effective Tax Rate	19.0%	25.5%	19.8%

[1]	Reflects nonrecurring charges primarily related to the spinoff and nonrecurring restructuring charges.
[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[3]	Revenues increased $33 million or 4% for the quarter ended September 30, 2011 compared to 2010, on a constant currency basis, the increase is 3%.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended September 30, 2010
(in millions, except per share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items [2]	Adjusted [3]
Revenue	$811	$—	$—	$811
Cost of Products Sold	398	—	—	398

Gross Margin	413	—	—	413

Selling, General and Administrative Expenses	272	—	(17)	255
Research and Development Expenses	40	—	—	40
Restructuring and Acquisition Integration Charges	22	—	(22)	—

Operating Income	79	—	39	118

Interest Expense and Other, Net	23	—	—	23

Income Before Income Tax	56	—	39	95
Provision for Income Taxes	20	—	11	31

Income from Continuing Operations	36	—	28	64
Income from Discontinued Operations, Net of Tax	2	(2)	—	—

Net Income	$38	$(2)	$28	$64

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.17	$(0.01)	$0.13	$0.29
Diluted Earnings per Common Share	$0.17	$(0.01)	$0.13	$0.29

Weighted-Average Number of Common Shares Outstanding:
Basic	222.1	222.1	222.1	222.1
Diluted	223.9	223.9	223.9	223.9

Effective Tax Rate	34.4%	n/a	27.8%	31.7%

[1]	Reflects the impact of the divestiture of the International Surgical Products (ISP) business. The ISP business was divested in April 2011, and has been classified as discontinued operations.
[2]	Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, and nonrecurring tax items.
[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

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CAREFUSION CORPORATION

ADJUSTED SEGMENT FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended September 30, 2011
(in millions)	GAAP	Nonrecurring Items [1]	Adjusted [3]
Medical Systems
Revenue	$509	$—	$509
Operating Income	$88	$7	$95

Procedural Solutions
Revenue	$335	$—	$335
Operating Income	$20	$4	$24

	Quarter Ended September 30, 2010
(in millions)	GAAP [4]	Nonrecurring Items [2]	Adjusted [3]
Medical Systems
Revenue	$468	$—	$468
Operating Income	$68	$22	$90

Procedural Solutions
Revenue	$343	$—	$343
Operating Income	$11	$17	$28

[1]	Reflects nonrecurring charges primarily related to the spinoff and nonrecurring restructuring charges.
[2]

Reflects nonrecurring charges primarily related to the spinoff and nonrecurring restructuring and acquisition integration charges. Certain nonrecurring costs previously reported were applicable to the International Surgical Products (ISP) business and therefore were reclassified to be reflected as part of that business.

[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]

Previously reported GAAP amounts have been adjusted to reflect the impact of the divestiture of the ISP business, and re-segmentation of the Company’s businesses into two new reportable segments. The ISP business was divested in April 2011, and has been classified as discontinued operations.

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CAREFUSION CORPORATION

SEGMENT AND SELECT BUSINESS LINE REVENUES

(UNAUDITED)

	Quarter Ended September 30,
(in millions)	2011	2010 [1]	Percent Change
Medical Systems
Dispensing Technologies	$237	$205	16%
Infusion Systems	206	192	7
Respiratory Technologies	60	65	(8)
Other	6	6	—

Total Medical Systems	$509	$468	9

Procedural Solutions
Infection Prevention	$138	$135	2%
Medical Specialties	78	78	—
Specialty Disposables	66	70	(6)
Other	53	60	(12)

Total Procedural Solutions	$335	$343	(2)

Total CareFusion	$844	$811	4%

[1]

Previously reported GAAP amounts have been adjusted to reflect the impact of the divestiture of the International Surgical Products (ISP) business, and re-segmentation of the Company’s businesses into two new reportable segments. The ISP business was divested in April 2011, and has been classified as discontinued operations.